As filed with the Securities and Exchange Commission on August 22, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TELENAV, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0521800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4655 Great America Parkway, Suite 300
Santa Clara, CA 95054
(408) 245-3800
(Address, including zip code and telephone number, of principal executive offices)

2009 EQUITY INCENTIVE PLAN
(Full title of the plan)

Loren Hillberg
General Counsel and Secretary
Telenav, Inc.
4655 Great America Parkway, Suite 300
Santa Clara, CA 95054
(Name and address of agent for service)

(408) 245-3800
(Telephone number, including area code, of agent for service)

Copies to:
Julia Reigel
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value) to be issued under the 2009 Equity Incentive Plan	1,666,666 shares (2)	$5.655 (3)	$9,424,996	$950

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2009 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Reflects an automatic annual increase on July 1, 2016 to the number of shares of the Registrant’s Common Stock reserved for issuance under the 2009 Equity Incentive Plan, which annual increase is provided for in the 2009 Equity Incentive Plan.

(3)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $5.655 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on The NASDSAQ Global Market on August 17, 2016, a date within five business days prior to the filing of this Registration Statement.

REGISTRATION STATEMENT ON FORM S‑8
The contents of the Registrant’s Registration Statements on Form S-8 (No. 333-166780, No. 333-176773, No. 333-183787, No. 333-190901, No. 333-198317 and No. 333-206546) filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2010, September 9, 2011, September 7, 2012, August 30, 2013, August 22, 2014 and August 24, 2015 respectively, are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2016, filed with the Commission on August 22, 2016; and

(2)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34720) filed with the Commission on April 26, 2010, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (specifically excluding from incorporation any information that has been furnished and not filed on Form 8-K pursuant to Item 2.02, Item 7.01 and/or Item 9.01).
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit Number	Description
4.1
Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S‑1 (Registration No. 333-162771), as amended, as declared effective on May 13, 2010 (“Registrant’s Form S‑1”)).

4.2
2009 Equity Incentive Plan, as amended (which is incorporated herein by reference to Exhibit 10.4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed on August 22, 2016 (File No. 001-34720)).

4.2.1	Form of U.S. Stock Option Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S‑1).
4.2.2
Form of U.S. Restricted Stock Unit Award Agreement (which is incorporated herein by reference to Exhibit 10.32 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, filed on February 5, 2015 (File No. 001-34720)).

4.2.3	Form of U.S. Restricted Stock Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S‑1).
4.2.4
Form of PRC Stock Option Award Agreement (which is incorporated herein by reference to Exhibit 4.4.4 to the Registrant’s Registration Statement on Form S‑8 (Registration No. 333-166780) filed on May 13, 2010, filed on May 13, 2010 (“Registrant’s Form S‑8”)).

4.2.5	The UK Sub-Plan of the Telenav, Inc. 2009 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 4.4.5 to the Registrant’s Form S‑8).
4.2.6	Form of Stock Option Award Agreement – United Kingdom (which is incorporated herein by reference to Exhibit 4.4.6 to the Registrant’s Form S‑8).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm - Grant Thornton LLP.
23.2	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.    UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 22nd day of August, 2016.

TELENAV, INC.

By:	/s/ Dr. HP JIN
Dr. HP Jin, Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints H.P. Jin and Michael Strambi, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dr. HP Jin	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	August 22, 2016
Dr. HP Jin
/s/ Michael Strambi	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 22, 2016
Michael Strambi
/s/ Samuel Chen	Director	August 22, 2016
Samuel Chen
/s/ Douglas Miller	Director	August 22, 2016
Douglas Miller
/s/ Richard Todaro	Director	August 22, 2016
Richard Todaro
/s/ Ken Xie	Director	August 22, 2016
Ken Xie
/s/ Joseph M. Zaelit	Director	August 22, 2016
Joseph M. Zaelit

TELENAV, INC.
REGISTRATION STATEMENT ON FORM S‑8
INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S‑1 (Registration No. 333-162771), as amended, declared effective on May 13, 2010 (“Registrant’s Form S‑1”)).

4.2
2009 Equity Incentive Plan, as amended (which is incorporated herein by reference to Exhibit 10.4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed on August 22, 2016 (File No. 001-34720)).

4.2.1	Form of U.S. Stock Option Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S‑1).
4.2.2
Form of U.S. Restricted Stock Unit Award Agreement (which is incorporated herein by reference to Exhibit 10.32 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015, filed on February 5, 2015 (File No. 001-34720)).

4.2.3	Form of U.S. Restricted Stock Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S‑1).
4.2.4
Form of PRC Stock Option Award Agreement (which is incorporated herein by reference to Exhibit 4.4.4 to the Registrant’s Registration Statement on Form S‑8 (Registration No. 333-166780) filed on May 13, 2010, filed on May 13, 2010 (“Registrant’s Form S‑8”)).

4.2.5	The UK Sub-Plan of the Telenav, Inc. 2009 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 4.4.5 to the Registrant’s Form S‑8).
4.2.6	Form of Stock Option Award Agreement – United Kingdom (which is incorporated herein by reference to Exhibit 4.4.6 to the Registrant’s Form S‑8).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm - Grant Thornton LLP.
23.2	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).